Exhibit (g)

CONSENT OF THE FEDERAL REPUBLIC OF GERMANY

On behalf of the Federal Republic of Germany, I hereby consent to the making of the statements with respect to the Federal Republic of Germany included in the Annual Report on Form 18-K of KfW for the year ended December 31, 2018 and to the incorporation by reference of such information in the Registration Statement under Schedule B of KfW filed with the Securities and Exchange Commission of the United States of America.

May 9, 2019

By:	/S/ CHRISTOF HARZER
	Name:	Christof Harzer
	Title:	Ministerialrat, Federal Ministry of Finance, Berlin